EXHIBIT 2

EXECUTION COPY

SALES AGENCY FINANCING AGREEMENT

SALES AGENCY FINANCING AGREEMENT (THIS “AGREEMENT”), DATED AS OF APRIL 23, 2008 BETWEEN DIANA SHIPPING INC., A CORPORATION EXISTING UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS (THE “COMPANY”), COROZAL COMPANIA NAVIERA S.A., A CORPORATION ORGANIZED UNDER THE LAWS OF PANAMA, AND IRONWOOD TRADING CORP., A CORPORATION ORGANIZED UNDER THE LAWS OF THE REPUBLIC OF LIBERIA (COLLECTIVELY, THE “SELLING SHAREHOLDERS”), AND BNY CAPITAL MARKETS, INC., A REGISTERED BROKER-DEALER ORGANIZED UNDER THE LAWS OF NEW YORK (“BNYCMI”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement Common Shares with an aggregate Sales Price of up to $200,000,000 upon the terms and subject to the conditions contained herein;

WHEREAS, the Selling Shareholders severally propose to sell in the manner contemplated by this Agreement up to 2,500,000 Common Shares, in the aggregate, upon the terms and subject to the conditions contained herein; and

WHEREAS, BNYCMI has been appointed by the Company and the Selling Shareholders as their agent to sell the Common Shares and agrees to use its commercially reasonable efforts to sell the Common Shares offered by the Company and the Selling Shareholders upon the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Certain Definitions.  For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Amount” means the number of Issuance Shares that BNYCMI has sold during the Selling Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Time” means the time of sale of any Common Shares pursuant to this Agreement.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which BNYCMI shall have sold the Maximum Program Amount pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to Article VII and (z) the third anniversary of the date of this Agreement.

“Common Shares” shall mean shares of the Company’s Common Stock issued or issuable or sold pursuant to this Agreement.

“Common Stock” shall mean the Company’s Common Stock, $.01 par value per share.

“Effective Date” has the meaning set forth in Section 3.03.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Floor Price” means the minimum price set by the Company and/or the Selling Shareholders in the Issuance Notice below which BNYCMI shall not sell Common Shares during the Selling Period, which may be adjusted by the Company and/or the Selling Shareholders at any time during the Selling Period upon written notice to BNYCMI and which in no event shall be less than $1.00 per share without the prior written consent of BNYCMI, which may be withheld in BNYCMI’s sole discretion.

“Issuance” means each occasion the Company and/or the Selling Shareholders elect to exercise their right to deliver an Issuance Notice requiring BNYCMI to use its commercially reasonable efforts to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by BNYCMI with respect to any Issuance, which may not exceed $50,000,000 without the prior written consent of BNYCMI, which may be withheld in BNYCMI’s sole discretion.

“Issuance Date” means any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.03(d) hereof.

“Issuance Notice” means a written notice to BNYCMI delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

“Issuance Price” means the Sales Price less the Selling Commission.

“Issuance Shares” means all shares of Common Stock issued, issuable or sold pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Material Adverse Effect” means a material adverse effect on the business, assets, operations, properties, prospects or  condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or any material adverse effect on the Company’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement.

“Material Subsidiary” has the meaning set forth in Section 3.05.

“Maximum Program Amount” means (i), with respect to Common Shares issued and sold by the Company, Common Shares with an aggregate Sales Price of $200,000,000 (or, if less, the aggregate amount of Common Shares registered under the Registration Statement for issue and sale by the Company); (ii), with respect to Common Shares sold by Corozal Compania Naviera S.A., 830,000 Common Shares (or, if less, the aggregate number of Common Shares registered under the Registration Statement for sale by Corozal Compania Naviera S.A.); and (iii), with respect to Common Shares sold by Ironwood Trading Corp., 1,670,000 Common Shares (or, if less, the aggregate number of Common Shares registered under the Registration Statement for sale by Ironwood Trading Corp.).

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the New York Stock Exchange.

“Prospectus” has the meaning set forth in Section 3.01.

“Registration Statement” has the meaning set forth in Section 3.01.

“Representation Date” has the meaning set forth in the introductory paragraph of Article III.

“Sales Price” means the actual sale execution price of each Common Share sold by BNYCMI on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commission” means 1.25% of the Sales Price of Common Shares sold during a Selling Period.

“Selling Period” means the period of one to twenty consecutive Trading Days (as determined by the Company and/or the Selling Shareholders in their sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is delivered or deemed to be delivered pursuant to Section 2.03(d) hereof.

“Settlement Date” means the third business day following each Trading Day during the Selling Period, when the Company and/or the Selling Shareholders shall deliver to BNYCMI the amount of Common Shares sold on such Trading Day and BNYCMI shall deliver to the Company and/or the Selling Shareholders the Issuance Price received on such sales.  Alternatively, the Company and/or the Selling Shareholders may settle all sales for each Selling Period on the business day following the last day of the Selling Period, whereon the Company and/or the Selling Shareholders shall deliver to BNYCMI the amount of Common Shares sold during the Selling Period and BNYCMI shall deliver to the Company and/or the Selling Shareholders the Issuance Price received on such sales.

“Subsidiary” has the meaning set forth in Section 3.05.

“Trading Day” means any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

ARTICLE II

ISSUANCE AND SALE OF COMMON STOCK

Section 2.01    Issuance.  (a)  Upon the terms and subject to the conditions of this Agreement, the Company may issue and the Selling Shareholders may sell Common Shares through BNYCMI and BNYCMI shall use its commercially reasonable efforts to sell Common Shares, with an aggregate Sales Price or number, as the case may be, of up to the applicable Maximum Program Amount, based on and in accordance with such number of Issuance Notices as the Company and the Selling Shareholders shall choose to deliver during the Commitment Period until the aggregate Sales Price or number, as the case may be, of the Common Shares sold under this Agreement equals the applicable Maximum Program Amount or this Agreement is otherwise terminated.  Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice in accordance with the terms of this Agreement, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, BNYCMI will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified in the Issuance Notice into the Principal Market, and otherwise in accordance with the terms of such Issuance Notice.  BNYCMI will provide written confirmation to the Company and/or the Selling Shareholders no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company and/or the Selling Shareholders in respect thereof.  BNYCMI may sell Issuance Shares in the manner described in Section 2.01(b) herein.  The Company and the Selling Shareholders acknowledge and agree that (i) there can be no assurance that BNYCMI will be successful in selling Issuance Shares and (ii) BNYCMI will incur no liability or obligation to the Company, the Selling Shareholders or any other Person if it does not sell Issuance Shares for any reason other than a failure by BNYCMI to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01.  In acting hereunder, BNYCMI will be acting as agent for the Company and/or the Selling Shareholders and not as principal.

(b)     Method of Offer and Sale.  The Common Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network.  Nothing in this Agreement shall be deemed to require any party to agree to the method of offer and sale specified in clause (1) above, and any party may withhold its consent thereto in such party’s sole discretion.

(c)           Issuances by the Company.  Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(d) hereof during the Commitment Period on which the conditions set forth in Section 7.01 and 7.03(a) hereof have been satisfied, the Company may exercise an Issuance by the delivery of an Issuance Notice, executed by the Chief Executive Officer, the Chief Financial Officer or the President of the Company, to BNYCMI. The number of Issuance Shares that BNYCMI shall use its commercially reasonable efforts to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount. Each Issuance will be settled on the applicable Settlement Date(s) following the Issuance Date.

(d)           Issuances by the Selling Shareholders.

Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(d) hereof during the Commitment Period on which the conditions set forth in Section 7.02 and 7.03(b) hereof have been satisfied, the Selling Shareholders may exercise an Issuance by the delivery of an Issuance Notice, executed by the Chief Executive Officer or the Chief Financial Officer of the Selling Shareholder delivering the Issuance Notice, to BNYCMI. The number of Issuance Shares that BNYCMI shall use its commercially reasonable efforts to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount. Each Issuance will be settled on the applicable Settlement Date(s) following the Issuance Date.

(e)           Joint Issuances.

Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(d) hereof during the Commitment Period on which the conditions set forth in Section 7.01, 7.02 and 7.03(a) and (b) hereof have been satisfied, the Company and the Selling Shareholders may exercise an Issuance (a “Joint Issuance”) by the delivery of an Issuance Notice (a “Joint Issuance Notice”), executed by the Chief Executive Officer or the Chief Financial Officer of the Company and the Chief Executive Officer or the Chief Financial Officer of the Selling Shareholder delivering the Issuance Notice, to BNYCMI; provided that any Joint Issuance Notice must specify identical Selling Periods and Floor Prices for the Common Shares to be issued and sold, as applicable, by the Company and the Selling Shareholders. The number of Issuance Shares that BNYCMI shall use its commercially reasonable efforts to sell pursuant to such Joint Issuance shall have an aggregate Sales Price equal to the Issuance Amount, and the net proceeds from the sale of Common Shares pursuant to a Joint Issuance Notice shall be allocated among the Company and the Selling Shareholders an a pro rata basis. Each Issuance will be settled on the applicable Settlement Date(s) following the Issuance Date.

Section 2.02    Effectiveness.  The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to BNYCMI a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the  issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to BNYCMI a certificate executed by the Chief Executive Officer, the President or any Senior Vice-President of the Company and by the Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed all of it obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 7.01(a) hereof; (iii) each of the Selling Shareholders shall deliver to BNYCMI a certificate executed by the Chief Executive Officer, the President or any Senior Vice-President of such Selling Shareholder and by the Chief Financial Officer of such Selling Shareholder, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct and that such Selling Shareholder has performed all of it obligations hereunder to be performed on or prior to the Closing Date; (iv) each of Seward & Kissel LLP, United States counsel for the Company, Seward & Kissel LLP, Marshall Islands counsel for the Company, Galindo, Arias & Lopez, Panamanian counsel for the Company and Corozal Compania Naviera, S.A., Chrysses Demetriades & Co. Law Office, Cypriot counsel for the Company and Seward & Kissel LLP, Liberian counsel for Ironwood Trading Corp., shall deliver to BNYCMI an opinion, dated the date of the Closing and addressed to BNYCMI, substantially in the form of Exhibit B, C, D, E and F attached hereto, as applicable; (v) Ernst & Young (Hellas) Certified Auditors Accountants S.A. shall deliver to BNYCMI a comfort letter, dated the Closing Date, in form and substance satisfactory to BNYCMI; and (vi) the Company shall pay the  expenses set forth in Section 11.02(ii), (iv) and (viii) hereof by wire transfer to the account designated by BNYCMI in writing prior to the Closing.

Section 2.03    Mechanics of Issuances.  (a)  Company Issuance Notice.  On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to BNYCMI, subject to the satisfaction of the conditions set forth in Sections 7.01 and 7.03(a); provided, however, that (1) the Issuance Amount for each Issuance as designated by the Company in the applicable Issuance Notice shall in no event exceed $50,000,000 without the prior written consent of BNYCMI, which may be withheld in BNYCMI’s sole discretion and (2) notwithstanding anything in this Agreement to the contrary, BNYCMI shall have no further obligations with respect to any Issuance Notice if and to the extent the aggregate Sales Price of the Issuance Shares sold pursuant thereto, together with the aggregate Sales Price of the Common Shares previously sold under this Agreement, shall exceed the Maximum Program Amount for the Company.

(b)           Selling Shareholder Issuance Notice.

On any Trading Day during the Commitment Period, the Selling Shareholders may deliver an Issuance Notice to BNYCMI, subject to the satisfaction of the conditions set forth in Sections 7.02 and 7.03(b); provided, however, that (1) the Issuance Amount for each Issuance as designated by the Selling Shareholders in the applicable Issuance Notice shall in no event exceed $50,000,000 without the prior written consent of BNYCMI, which may be withheld in BNYCMI’s sole discretion and (2) notwithstanding anything in this Agreement to the contrary, BNYCMI shall have no further obligations with respect to any Issuance Notice if and to the extent the aggregate Sales Price of the Issuance Shares sold pursuant thereto, together with the aggregate Sales Price of the Common Shares previously sold under this Agreement, shall exceed the Maximum Program Amount for the Selling Shareholders.

(c)           Joint Issuance Notice.

On any Trading Day during the Commitment Period, the Company and the Selling Shareholders may deliver a Joint Issuance Notice to BNYCMI, subject to the satisfaction of the conditions set forth in Sections7.01, 7.02 and 7.03(a) and (b); provided, however, that (1) the Issuance Amount for each Joint Issuance as designated by the Company and the Selling Shareholders in the applicable Issuance Notice shall in no event exceed $50,000,000 without the prior written consent of BNYCMI, which may be withheld in BNYCMI’s sole discretion; (2) notwithstanding anything in this Agreement to the contrary, BNYCMI shall have no further obligations with respect to any Joint Issuance Notice if and to the extent the aggregate Sales Price of the Issuance Shares sold pursuant thereto, together with the aggregate Sales Price of the Common Shares previously sold under this Agreement, shall exceed the Maximum Program Amount for the Company or the Selling Shareholders; and (3) any Joint Issuance Notice must specify identical Selling Periods and Floor Prices for the Common Shares to be issued and sold, as applicable, by the Company and the Selling Shareholders.

(d)           Delivery of Issuance Notice.  An Issuance Notice shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company and/or the Selling

Shareholders confirm such delivery by e-mail notice or by telephone (including voicemail message)) by BNYCMI. No Issuance Notice may be delivered other than on a Trading Day during the Commitment Period.

(e)           Floor Price.  BNYCMI shall not sell Common Shares below the Floor Price during any Selling Period.

(f)           Determination of Issuance Shares to be Sold.  The number of Issuance Shares to be sold by BNYCMI with respect to any Issuance shall be the Actual Sold Amount during the Selling Period.

(g)           Trading Guidelines.  BNYCMI may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect provided that (i) no such purchase or sales shall take place while an Issuance Notice is in effect (except to the extent BNYCMI may engage in sales of Issuance Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity), (ii) in no circumstances shall BNYCMI have a short position in the Common Stock for its own account and (iii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by BNYCMI. In addition, the Company and the Selling Shareholders hereby acknowledge and agree that BNYCMI’s affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time the BNYCMI is acting as agent pursuant to this Agreement.

Section 2.04    Settlements.  Subject to the applicable provisions of Article VII, on or before each Settlement Date, the Company and/or the Selling Shareholders will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting BNYCMI or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, BNYCMI will deliver the related Issuance Price in same day funds to an account or accounts designated by the Company and/or the Selling Shareholders prior to the Settlement Date.  If the Company or any Selling Shareholder defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company and such Selling Shareholder agrees that it will (i) hold BNYCMI harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or such Selling Shareholder, and (ii) pay to BNYCMI any Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, BNYCMI may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

Section 2.05    Use of Free Writing Prospectus. Neither the Company nor BNYCMI has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, BNYCMI that as of the Closing Date, as of each Issuance Date, as of each Settlement Date and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

Section 3.01    Registration.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “DSX”, and the Common Shares have been or will be listed on the Principal Market, subject to notice of issuance.  The Company (i) meets the requirements for the use of Form F-3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Section 13 and 14 of the Exchange Act for a period of more than 12 calendar months.  The Company has filed with the Commission a registration statement on Form F-3 (Registration No. 333-143635) which registration statement, as amended, has been declared effective by the Commission for the registration of up to $500,000,000 aggregate amount of Common Shares and other securities under the Securities Act for issuance by the Company (of which $287,500,000 has been issued and sold prior to the date of this Agreement) and of up to 8,000,000 shares of Common Stock for resale by the Selling Shareholders and certain other shareholders of the Company, and the offering thereof from time to time pursuant to Rule 415 promulgated by the Commission under the Securities Act.  Such registration statement (and any further registration statements that may be filed by the Company for the purpose of registering additional Common Shares to be sold pursuant to this Agreement),  and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement (as defined in Section 7.01(k)) and any pricing supplement relating to a particular issuance of the Issuance Shares  (each, an “Issuance Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to BNYCMI by the Company for use in connection with the offering of the Common Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to BNYCMI for such use.  Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Issuance Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement.  As used in this Agreement, the terms “amendment” or “supplement,” when applied to the Registration Statement or the Prospectus, shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

Section 3.02    Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 6 of Form F-3 (collectively, the “Incorporated Documents”), as of the date filed with the Commission under the Exchange Act, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of such documents contained or will contain at such time an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.03    Registration Statement; Prospectus.  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.  The Registration Statement, as of the Effective Date, conformed or will conform in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission promulgated thereunder and, as of the Effective Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its original issue date, as of the date of any filing of an Issuance Supplement thereto pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as of each Applicable Time and as of the date of any other amendment or supplement thereto, conforms or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and, as of such respective dates, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by BNYCMI expressly for use in the Prospectus.  As used herein, with respect to the Registration Statement, the term “Effective Date” means, as of a specified time, the later of (i) the date that the Registration Statement or the most recent post-effective amendment thereto was or is declared effective by the Commission under the Securities Act and (ii) the date that the Company’s Annual Report on Form 20-F for its most recently completed fiscal year is filed with the Commission under the Exchange Act.

Section 3.04    Changes.  Neither the Company nor any Material Subsidiary has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, otherwise than as set forth or contemplated in the Prospectus, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries and (ii) there has not been any change in the capital stock, except for issuances of capital stock pursuant to the Company’s equity incentive plan and employee benefit plans existing on or prior to the date hereof, or long-term debt, other than the repayment of current maturities of long-term debt, of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its Subsidiaries.

Section 3.05    Organizational Matters.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.  Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus.  As used in this Agreement, the term “Subsidiary” means any Person (other than a natural person), at least a majority of the outstanding Voting Stock of which is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries.  As used in this Agreement, the term “Material Subsidiary” means each Subsidiary of the Company set forth on Exhibit II to the Company’s report on Form 6-K filed on April 23, 2008 and on Exhibit 8 to the Company’s most recent annual report on Form 20-F for each fiscal year ending after December 31, 2007 filed during the term of this Agreement.  No Subsidiary constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.  As of the date of this Agreement, the only Material Subsidiaries are Ailuk Shipping Company Inc., Bikini Shipping Company Inc., Eniwetok Shipping Company Inc., Jaluit Shipping Company Inc., Kili Shipping Company Inc., Knox Shipping Company Inc., Lib Shipping Company Inc.,

Majuro Shipping Company Inc., Taka Shipping Company Inc., Husky Trading, S.A., Buenos Aires Compania Armadora S.A., Cerada International S.A., Changame Compania Armadora S.A., Chorrera Compania Armadora S.A., Cypres Enterprises Corp., Darien Compania Armadora S.A., Diana Shipping Services S.A., Eaton Marine S.A., Panama Compania Armadora S.A., Skyvan Shipping Company S.A., Texford Maritime S.A., Urbina Bay Trading, S.A., Vesta Commercial, S.A., Marfort Navigation Company Limited, Silver Chandra Shipping Company Limited and Bulk Carriers (USA) LLC.

Section 3.06    Authorization; Enforceability.  The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions to be performed by it contemplated by, this Agreement.  No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder in its capacity as such of the Company is required, for the valid execution and delivery by the Company of this Agreement, and the performance and consummation by the Company of the transactions contemplated by this Agreement to be performed by the Company.  The Company has duly executed and delivered this Agreement.  This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by limitations imposed by law and public policy on indemnification or exculpation.

Section 3.07    Capitalization.  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company; all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable; and all shares of capital stock of each Material Subsidiary (other than directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of any liens, encumbrances or security interests, except as described in the Registration Statement and the Prospectus.  The Common Shares (in an amount up to the Maximum Program Amount) have been duly and validly authorized by all necessary corporate action on the part of the Company. When issued against payment therefor as provided in this Agreement, the Common Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever, other than any of the foregoing created by BNYCMI.  The capital stock of the Company, including the Common Shares, conforms to the description contained in the Prospectus.  Except as set forth in the Prospectus, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company (except  pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans ) and there are no outstanding securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares as described in this Agreement.  There are no restrictions upon the voting or transfer of any shares of the Company’s Common Stock pursuant to the Company’s Articles of Incorporation or bylaws.  There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock.  No Person has the right, contractual or otherwise, to cause the Company to issue to it, or to register pursuant to the Securities Act, any shares of capital stock or other securities of the Company upon the issuance or sale of the Common Shares hereunder.

Section 3.08    No Conflicts.  The issuance and sale of the Common Shares, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company or any Material Subsidiary is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the by-laws of the Company or any Material Subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Material Subsidiary or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Common Shares hereunder, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act, and  for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws, as the case may be,  and except in any case where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect.

Section 3.09    Legal Proceedings.  Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

Section 3.10    Sale of Common Shares.  Immediately after any sale of Common Shares by the Company hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock  registered under the Registration Statement  (in this regard, the Company acknowledges and agrees that BNYCMI shall have no responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 3.11    Permits.  Each of the Company and the Material Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to obtain such permits would not reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Company after due inquiry, each of the Company and the Material Subsidiaries has fulfilled and performed all its material obligations with respect to such permits, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any material permits or would result in any other material impairment of the rights of the holder of any such material permits, subject in each case to such qualifications as may be set forth in the Prospectus.

Section 3.12    Investment Company.  The Company is not, and after giving effect to the offering and sale of the Common Shares and the application of the net proceeds therefrom, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.13    Financial Condition; No Adverse Changes.  (a)  The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

(b)    The Company and its Subsidiaries maintain systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) material information relating to the Company and its subsidiaries is made known to the Company by its officers and employees.  The Company’s internal control over financial reporting was effective as of December 31, 2007, and the Company is not aware of any material weaknesses therein.  Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(c)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed to ensure that material information relating to the Company and its Subsidiaries is communicated to the Company’s principal executive officer and principal financial officer.  The Company’s disclosure controls and procedures were effective as of December 31, 2007.

(d)           Ernst & Young (Hellas) Certified Auditors Accountants S.A., who has audited the financial statements of the Company and its Subsidiaries that are included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

Section 3.14    Use of Proceeds.  The Company will use the net proceeds from the offering of Common Shares in the manner specified in the Prospectus under “Use of Proceeds.”

Section 3.15    Environmental Matters.  Other than as set forth in the Prospectus, (a) the Company and its Subsidiaries are in compliance with all applicable state and federal environmental laws, except for instances of noncompliance that, individually or in the aggregate, would not have a Material

 Adverse Effect, and (b) no event or condition has occurred that may interfere with the compliance by the Company and its Subsidiaries with any environmental law or that may give rise to any liability under any environmental law, in each case that, individually or in the aggregate, would have a Material Adverse Effect.

Section 3.16    Public Utility Holding Company Act of 2005.  Neither the Company nor any of its subsidiaries is currently subject to regulation under the Public Utility Holding Company Act of 2005.

Section 3.17    Insurance.  The Company and the Subsidiaries maintain insurance or participate in mutual protection and indemnity associations in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not (individually and in the aggregate) have a Material Adverse Effect.  There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company or mutual protection and indemnity association is denying liability or defending under a reservation of rights clause and neither the Company nor any of the Subsidiaries is currently required to make any payment, or is aware of any facts which would require the Company or any Subsidiary to make any payment, in respect of a call by, or a contribution to, any mutual protection and indemnity association.

Section 3.18    Officer’s Certificate.  Any certificate signed by any officer of the Company and delivered to BNYCMI or to counsel for BNYCMI in connection with an Issuance shall be deemed a representation and warranty by the Company to BNYCMI as to the matters covered thereby on the date of such certificate.

Section 3.19    Finder’s Fees.  The Company has not incurred (directly or indirectly) nor will it incur, directly or indirectly, any liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with this Agreement or the transactions contemplated hereby.

Section 3.20    Non-affiliated Market Capitalization.  As of the Effective Date, the aggregate market value of the voting stock held by non-affiliates of the Company (computed using the price at which the Common Stock was last sold as of a date within 60 days prior to such date) exceeds $300 million.

Section 3.21    No Stamp Duty or Similar Duty or Tax.

To the Company’s knowledge, no stamp duty, stock exchange tax, value-added tax, withholding or any other similar duty or tax is payable in the Republic of the Marshall Islands, the Republic of Greece or any other jurisdiction in which the Company is subject to taxation or any political subdivision thereof or any authority having power to tax, in connection with the execution, delivery or performance of this Agreement by the Company or the sale or delivery to BNYCMI or investors of the Common Shares in the manner contemplated by this Agreement.

Section 3.22    NYSE Matters.

The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act.  The outstanding shares of Common Stock are listed on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

Section 3.23    Sarbanes-Oxley.

The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are applicable to it and effective and are actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of and applicability to the Company of such provisions.

Section 3.24    No Manipulation.

Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Common Shares.

Section 3.25    No Integration.

Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to any Issuance Date, made any offer or sale of any securities that could be “integrated” (within the meaning of the Securities Act and the rules and regulations promulgated thereunder) with the offer and sale of the Common Shares pursuant to this Agreement.  Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its affiliates has sold or issued any share of Common Stock or other security of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or Regulation S under the Securities Act.

Section 3.26    Foreign Private Issuer.

The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

Section 3.27    PFIC.

The Company is not a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended, and expects to continue its operations in such a manner that it will not become a PFIC in the future.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS

Each Selling Shareholder severally represents and warrants to, and agrees with, BNYCMI as of each Representation Date that:

Section 4.01    Authorization; Enforceability.

Such Selling Shareholder has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions to be performed by it contemplated by, this Agreement.  No other corporate proceeding on the part such Selling Shareholder is necessary, and no consent of any shareholder in its capacity as such of such Selling

Shareholder is required, for the valid execution and delivery by such Selling Shareholder of this Agreement, and the performance and consummation by such Selling Shareholder of the transactions contemplated by this Agreement to be performed by such Selling Shareholder.  Such Selling Shareholder has duly executed and delivered this Agreement.  This Agreement constitutes the valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by limitations imposed by law and public policy on indemnification or exculpation.

Section 4.02    Title.

Such Selling Shareholder has good and valid title to and is the lawful owner of the Common Shares to be sold by such Selling Shareholder hereunder and upon sale and delivery of, and payment for, such Common Shares as provided herein, such Selling Shareholder will convey good and marketable title to such Common Shares to the purchaser thereof, free and clear of all liens.

Section 4.03    No Conflicts.

The sale of the Common Shares, the compliance by such Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets used in the conduct of the business of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the by-laws of such Selling Shareholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated by this Agreement or in connection with the sale of the Common Shares hereunder, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act, and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws, as the case may be, and except in any case where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a material adverse effect on the business, assets, operations, properties, prospects or condition (financial or otherwise) of such Selling Shareholder and its subsidiaries, taken as a whole, or any material adverse effect on such Selling Shareholder’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement.

Section 4.04    Registration and Similar Rights.

Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Common Shares, except for such rights as have been waived or which are described in the Registration Statement and the Prospectus (and which have been complied with).

Section 4.05    Preemptive and Similar Rights; Warrants, Options and Similar Rights.

Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Common Shares that are to be sold by the Company or any other Selling Shareholder pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

Section 4.06    Finder’s Fees.

Such Selling Shareholder has not incurred (directly or indirectly) nor will it incur, directly or indirectly, any liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with this Agreement or the transactions contemplated hereby.

Section 4.07    Registration Statement; Prospectus.

Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and (i) has no knowledge of any material adverse information with regard to the Company or the Subsidiaries which is not disclosed in the Registration Statement and the Prospectus, (ii) has no knowledge of any misstatement of a material fact or failure to state a material fact necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading, (iii) is not prompted to sell the Common Shares, if any, to be sold by such Selling Shareholder by any information concerning the Company or any Subsidiary which is not set forth in the Registration Statement and the Prospectus and (iv) has no reason to believe that any representation or warranty of the Company set forth in Article III above is untrue.

Section 4.08    No Manipulation.

Neither such Selling Shareholder nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Common Shares.

Section 4.09    Sale of Common Shares.

Immediately after any sale of Common Shares by such Selling Shareholder hereunder, the aggregate amount of Common Shares that have been sold by such Selling Shareholder hereunder will not exceed the aggregate amount of Common Shares registered under the Registration Statement for sale by such Selling Shareholder (in this regard, the Selling Shareholder acknowledges and agrees that BNYCMI shall have no responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 4.10    Officer’s Certificate.

Any certificate signed by any officer of such Selling Shareholder and delivered to BNYCMI or to counsel for BNYCMI in connection with an Issuance shall be deemed a representation and warranty by such Selling Shareholder to BNYCMI as to the matters covered thereby on the date of such certificate.

ARTICLE V

COVENANTS OF THE COMPANY

The Company covenants and agrees during the term of this Agreement with BNYCMI as follows:

Section 5.01    Registration Statement and Prospectus.  (i) To make no amendment or supplement to the Registration Statement or the Prospectus after the date of delivery of an Issuance Notice and prior to the related Settlement Date that is reasonably disapproved by BNYCMI promptly after reasonable notice thereof; (ii) to prepare, with respect to any Issuance Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by BNYCMI and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement to each exchange or market on which such sales were effected, in each case unless delivery and filing of such an Issuance Supplement is not required by applicable law or by the rules and regulations of the Commission; (iii) to make no amendment or supplement to the Registration Statement or the Prospectus (other than an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares) at any time prior to having afforded BNYCMI a reasonable opportunity to review and comment thereon; (iv) to file within the time periods required by the Exchange Act all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period to advise BNYCMI, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Common Shares, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information, or the receipt of any comments from the Commission with respect to Registration Statement or the Prospectus (including, without limitation, any Incorporated Documents); (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal; and (vi) to promptly advise BNYCMI in writing of the issuance of any authorization of the Registrar of Corporations of the Republic of the Marshall Islands relating to the authority of the Company to issue and sell Common Stock in addition to the authorizations referred to in Section 3.08 of this Agreement or any expirations thereof;

Section 5.02    Blue Sky.  To use its commercially reasonable efforts to cause the Common Shares to be listed on the Principal Market and promptly from time to time to take such action as BNYCMI may reasonably request to cooperate with BNYCMI in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as BNYCMI may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the  sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction;

Section 5.03    Copies of Registration Statement and Prospectus.  To furnish BNYCMI with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as BNYCMI may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify BNYCMI and request BNYCMI to suspend offers to sell Common Shares (and, if so notified, BNYCMI shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise BNYCMI promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period BNYCMI is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

Section 5.04    Rule 158.  To make generally available to its holders of the Common Shares as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act);

Section 5.05    Information.  To furnish to BNYCMI (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to BNYCMI (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business and financial condition of the Company as BNYCMI may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that for purposes of this Section 5.05 any information filed on the Commission’s electronic data gathering, analysis and retrieval system shall be deemed to have been furnished to BNYCMI ;

Section 5.06    Representations and Warranties.  That each delivery of an Issuance Notice and each delivery of Common Shares on a Settlement Date shall be deemed to be (i) an affirmation to

BNYCMI that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice and of such Settlement Date, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto), and (ii) an undertaking that the Company will advise BNYCMI if any of such representations and warranties will not be true and correct as of the Settlement Date for the Common Shares relating to such Issuance Notice as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares);

Section 5.07    Opinions of Counsel.  That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an Issuance Supplement or a current report on Form 6-K, unless reasonably requested by BNYCMI within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 20-F or a Quarterly Report on Form 6-K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to BNYCMI a written opinion of each of Seward & Kissel LLP, United States and Marshall Islands counsel for the Company, Galindo, Arias & Lopez, Panamanian counsel for the Company and Chrysses Demetriades & Co. Law Office, Cypriot counsel for the Company, each dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to BNYCMI, (i) if such counsel has previously furnished an opinion to the effect set forth in Exhibit B, C, D or E hereto, as applicable, to the effect that BNYCMI may rely on such previously furnished opinion of such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (ii) if such counsel has not previously furnished an opinion to the effect set forth in Exhibit B, C, D or E hereto, as applicable, of the same tenor as such an opinion of such counsel but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

Section 5.08    Comfort Letters.  That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 20-F, a Quarterly Report on Form 6-K or a current report on Form 6-K (but only a current report on Form 6-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), the Company shall as soon as practicable thereafter cause the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement forthwith to furnish to BNYCMI a comfort letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form and substance reasonably satisfactory to BNYCMI;

Section 5.09    Officers’ Certificate.  That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an Issuance Supplement or a current report on Form 6-K, unless reasonably requested by BNYCMI within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 20-F or a Quarterly Report on Form 6-K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to BNYCMI a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to BNYCMI, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

Section 5.10    Stand Off Agreement.  Without the prior written consent of BNYCMI, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Issuance Notice is delivered to BNYCMI hereunder and ending on the fifth (5th) Trading Day immediately following the Settlement Date with respect to Common Shares sold pursuant to such Issuance Notice; provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings and (iii) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons; and

Section 5.11    Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) sell, bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than BNYCMI.

ARTICLE VI

COVENANTS OF THE SELLING SHAREHOLDERS

Each Selling Shareholder covenants and agrees with BNYCMI:

Section 6.01    Registration Statement and Prospectus.

To notify promptly the Company and BNYCMI if, at any time prior to the date on which the sales of the Common Shares as contemplated herein and in the Prospectus have been completed, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

Section 6.02    Representations and Warranties.

That each delivery of an Issuance Notice and each delivery of Common Shares on a Settlement Date shall be deemed to be (i) an affirmation to BNYCMI that the representations and warranties of such Selling Shareholder contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice and of such Settlement Date, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto), and (ii) an undertaking that such Selling Shareholder will advise the Company and BNYCMI if any of such representations and warranties will not be true and correct as of the Settlement Date for the Common Shares relating to such Issuance Notice as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares);

Section 6.03    Stand Off Agreement.

Without the prior written consent of BNYCMI, the Selling Shareholder will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Issuance Notice is delivered to BNYCMI hereunder and ending on the fifth (5th) Trading Day immediately following the Settlement Date with respect to Common Shares sold pursuant to such Issuance Notice; and

Section 6.04     Market Activities.

The Selling Shareholder will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) sell, bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than BNYCMI.

ARTICLE VII

CONDITIONS TO DELIVERY OF ISSUANCE
NOTICES AND TO SETTLEMENT

Section 7.01    Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of BNYCMI to Sell Common Shares During the Selling Period(s). The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the applicable Issuance Date, and the obligation of BNYCMI to sell Common Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a)           Effective Registration Statement and Authorizations.  The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Issuance Shares issued with respect to all prior Issuances and all of the Issuance Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by BNYCMI thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of BNYCMI and (iv) no event specified in Section 5.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 5.03. The authorizations referred to in Section 3.08 of this Agreement shall have been issued and shall be in full force and effect, and such authorizations shall not be the subject of any pending or threatened application for rehearing or petition for modification, and are sufficient to authorize the issuance and sale of the Common Shares.

(b)           Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company shall be true and correct as of the Closing Date, as of the applicable date referred to in Section 5.09 that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date and Settlement Date as though made at such time.

(c)           Performance by the Company.  The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e)           Material Adverse Changes.  Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement or the Prospectus (including the documents incorporated by reference therein and any supplements thereto).

(f)           No Suspension of Trading In or Delisting of Common Stock; Other Events.  The trading of the Common Stock (including without limitation the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including without limitation the Issuance Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.  There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (ii) below) any of the following: (i) trading generally on the American Stock Exchange, the New York Stock Exchange or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any  material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of BNYCMI makes it impracticable or inadvisable to proceed with the sale of Common Shares of the Company.

(g)           Comfort Letter.  On the Closing Date and on each applicable date referred to in Section 5.08 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to BNYCMI a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to BNYCMI.

(h)           No Defaults.  The execution and delivery of this Agreement and the issuance and sale of the Common Shares and the compliance by the Company with all of the provisions of this Agreement will not result in the Company or any of the Material Subsidiaries being in default (whether upon the passage of time, the giving of notice or both) of its organizational and other governing documents, or any provision of any security issued by the Company or any of its Material Subsidiaries, or of any agreement, instrument or other undertaking to which the Company or any of its Material Subsidiaries is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company, any of its Material Subsidiaries or any of their property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)           Trading Cushion.  The Selling Period for any previous Issuance Notice shall have expired.

(j)           Maximum Issuance Amount.  In no event may the Company issue an Issuance Notice to sell an Issuance Amount to the extent that (I) the sum of (x) the Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Common Shares issued under all previous Issuances effected pursuant to this Agreement, would exceed the Maximum Program Amount for the Company or (II) the requested Issuance Amount exceeds $50,000,000.

(k)           Prospectus Supplement and Issuance Supplement. (i)  A supplement to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and the Company shall deliver sufficient copies thereof to BNYCMI promptly after it has been filed with the Commission.

(ii)  To the extent required by Section 5.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to BNYCMI on or prior to the Issuance Date.

(l)           Opinions of Counsel.  The counsel specified in Section 5.07, or other counsel selected by the Company and reasonably satisfactory to BNYCMI, shall have furnished to BNYCMI their written opinions, dated the Closing Date and each applicable date referred to in Section 5.07 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by Section 5.07.

(m)           Officers’ Certificate.  The Company shall have furnished or caused to be furnished to BNYCMI an officers’ certificate executed by the Chief Executive Officer, the President or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, dated the Closing Date and each applicable date referred to in Section 5.09 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(n)           Other Documents.  On the Closing Date and prior to each Issuance Date and Settlement Date, BNYCMI and its counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to BNYCMI and its counsel.

Section 7.02    Conditions Precedent to the Right of the Selling Shareholders to Deliver an Issuance Notice and the Obligation of BNYCMI to Sell Common Shares During the Selling Period(s).

The right of the Selling Shareholders to deliver an Issuance Notice hereunder is subject to the satisfaction, on the applicable Issuance Date, and the obligation of BNYCMI to sell Common Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a)           Satisfaction of Conditions Precedent by the Company.

The conditions set forth in Section 7.01(a), (b), (c), (d), (e), (f), (g) (h), (i), (k), (l), (m) and (n) shall have been satisfied.

(b)           Trading Cushion.

The Selling Period for any previous Issuance Notice shall have expired.

(c)           Maximum Issuance Amount.

In no event may the Selling Shareholders issue an Issuance Notice to sell an Issuance Amount to the extent that (I) the sum of (x) the Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Common Shares issued under all previous Issuances effected pursuant to this Agreement, would exceed the Maximum Program Amount for the Selling Shareholders or (II) the requested Issuance Amount exceeds $50,000,000.

(d)           Issuance Supplement.

To the extent required by Section 5.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to BNYCMI on or prior to the Issuance Date.

(e)           Opinions of Counsel.

The counsel for the Selling Shareholders specified in Section 2.02(iv), or other counsel selected by the Selling Shareholders and reasonably satisfactory to BNYCMI, shall have furnished to BNYCMI their written opinions, dated the Settlement Date, to the effect set forth in Exhibit F hereto.

(f)           Officers’ Certficate.

Each Selling Shareholder shall have furnished or caused to be furnished to BNYCMI an officers’ certificate executed by the Chief Executive Officer, the President or any Senior Vice President of such Selling Shareholder and by the Chief Financial Officer of such Selling Shareholder, dated the Settlement Date, as to the matters specified in Section 2.02(iii).

(g)           Other Documents.

On the Closing Date and prior to each Issuance Date and Settlement Date, BNYCMI and its counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Selling Shareholders in connection with the sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to BNYCMI and its counsel.

Section 7.03     Conditions Precedent to the Right of the Company and the Selling Shareholders to Deliver a Joint Issuance Notice and the Obligation of BNYCMI to Sell Common Shares During the Selling Period(s).

The right of the Company and Selling Shareholders to deliver a Joint Issuance Notice hereunder is subject to the satisfaction, on the applicable Issuance Date, and the obligation of BNYCMI to sell Common Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a)           Satisfaction of Conditions Precedent by the Company and the Selling Shareholders.

All conditions set forth in Section 7.01 and 7.02 shall have been satisfied.

(b)           Trading Cushion.

The Selling Period for any previous Issuance Notice shall have expired.

(c)           Maximum Issuance Amount.

In no event may the Company and the Selling Shareholders issue a Joint Issuance Notice to sell an Issuance Amount to the extent that (I) the sum of (x) the Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Common Shares issued under all previous Issuances effected pursuant to this Agreement, would exceed the Maximum Program Amount for the Company or the Selling Shareholders or (II) the requested Issuance Amount exceeds $50,000,000.

Section 7.04    Documents Required to be Delivered on each Issuance Date.

(a)           Common Shares to be Issued and Sold by the Company.

BNYCMI’s obligation to sell Common Shares to be issued by the Company pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to BNYCMI on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to BNYCMI, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(b)           Common Shares to be Sold by the Selling Shareholders.

BNYCMI’s obligation to sell Common Shares to be sold by a Selling Shareholder pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to BNYCMI on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to BNYCMI, executed by the Chief Executive Officer or the Chief Financial Officer of such Selling Shareholder, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

Section 7.05    Suspension of Sales.  The Company, the Selling Shareholders or BNYCMI may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Issuance Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice.  The Company and the Selling Shareholders agree that no such notice shall be effective against BNYCMI unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.  BNYCMI agrees that no such notice shall be effective against the Company and the Selling Shareholders unless it is made to one of the individuals named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time.

ARTICLE VIII

INDEMNIFICATION AND CONTRIBUTION

Section 8.01    Indemnification by the Company.  The Company agrees to indemnify and hold harmless BNYCMI, its officers, directors, employees and agents, and each Person, if any, who controls BNYCMI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents, from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which BNYCMI, its officers, directors, employees and agents, and any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares sold by BNYCMI pursuant to this Agreement, or any amendment or supplement thereto, or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to BNYCMI furnished in writing to the Company by BNYCMI expressly for use therein, and the Company shall reimburse BNYCMI, its officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 8.02     Indemnification by the Selling Shareholders.

Each Selling Shareholder agrees to indemnify and hold harmless BNYCMI, its officers, directors, employees and agents, and each Person, if any, who controls BNYCMI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents, from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which BNYCMI, its officers, directors, employees and agents, and any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares sold by BNYCMI pursuant to this Agreement, or any amendment or supplement thereto, or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to BNYCMI furnished in writing to the Company by BNYCMI expressly for use therein, and each Selling Shareholder shall reimburse BNYCMI, its officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred; provided, however, that such Selling Shareholder shall be liable in any such case only to the extent that any such losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information related to such Selling Shareholder furnished in writing to the Company by such Selling Shareholder expressly for use therein.

Section 8.03    Indemnification by BNYCMI.  BNYCMI agrees to indemnify and hold harmless each Selling Shareholder, the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents, from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, directors, employees or agents, any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with information related to BNYCMI furnished in writing to the Company by BNYCMI expressly for use therein.

Section 8.04    Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 8.01, 8.02 or 8.03, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action.  In the event an Indemnified Party shall fail to give such notice as provided in this Section 8.04 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 8.01, 8.02 or 8.03 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 8.01, 8.02 or 8.03. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld.

Section 8.05    Contribution.  If for any reason the indemnification provided for in this Article VIII is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company and the Selling Shareholders, on the one hand, and BNYCMI, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and BNYCMI on the other hand from the offering of the Common Shares to which such losses, claims, damages or liabilities relate.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of BNYCMI, on the other hand, in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and by BNYCMI, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company and the Selling Shareholders bear to the total commissions received by BNYCMI in respect thereof.  The relative fault of the Company and the Selling Shareholders, on the one hand, and of BNYCMI, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on one hand or by BNYCMI on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and BNYCMI agree that it would not be just and equitable if contribution pursuant to this Section 8.05 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8.05, BNYCMI shall in no event be required to contribute any amount in excess of the commissions received by it under this Agreement.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8.05 each officer, director, employee and agent of BNYCMI, and each Person, if any, who controls BNYCMI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such controlling Person’s respective officers, directors, employees and agents, shall have the same rights to contribution as BNYCMI, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The obligations of the Company, the Selling Shareholders and BNYCMI under this Article VIII shall be in addition to any liability that the Company, the Selling Shareholders and BNYCMI may otherwise have.

Section 8.06    Information Furnished by BNYCMI.

The Company and BNYCMI agree that the statements set forth in the first sentence of the second paragraph under the heading “Plan of Distribution” in the Prospectus Supplement constitute the only information furnished by BNYCMI to the Company for the purposes of Sections 8.01, 8.02 and 8.03 hereof.

ARTICLE IX

TERMINATION

Section 9.01    Term.  Subject to the provisions of this Article IX, the term of this Agreement shall run until the end of the Commitment Period.

Section 9.02    Termination by BNYCMI.  BNYCMI may terminate the right of the Company and the Selling Shareholders to effect any Issuances under this Agreement upon one (1) Trading Day’s notice if any of the following events shall occur:

(a)
The Company or any Material Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

(b)
Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Material Subsidiaries;

(c)	The Company shall fail to maintain the listing of the Common Stock on the Principal Market;

(d)
Since the Effective Date, there shall have occurred any event, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(e)	BNYCMI shall have given ten (10) days’ notice of its election to terminate this Agreement, in its sole discretion, at any time.

Section 9.03    Termination by the Company or the Selling Shareholders.  The Company and the Selling Shareholders shall have the right, by giving thirty (30) days’ notice as hereinafter specified, to terminate this Agreement in their sole discretion at any time.  After delivery of such notice, the Company and the Selling Shareholders shall no longer have any right to deliver any Issuance Notices hereunder.

Section 9.04    Liability; Provisions that Survive Termination.  If this Agreement is terminated pursuant to this Article IX, such termination shall be without liability of any party to any other party except as provided in Section 11.02 and for the Company’s and the Selling Shareholders’ obligations in respect of all prior Issuance Notices, and provided further that in any case the provisions of Section 2.04, Article VIII, Article X and Article XI shall survive termination of this Agreement without limitation.

ARTICLE X

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company and the Selling Shareholders herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of BNYCMI and its officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01    Press Releases and Disclosure.  The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a current report on Form 6-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with BNYCMI prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required to be made, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

Section 11.02    Expenses.  The Company covenants and agrees with BNYCMI that the Company shall pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to BNYCMI and the Principal Market; (ii) BNYCMI’s reasonable documented out-of-pocket expenses, including the fees, disbursements and expenses of counsel for BNYCMI (including in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 5.02 hereof and in connection with preparing any blue sky survey), in connection with this Agreement and the Registration Statement and any Issuances hereunder and ongoing services in connection with the transactions contemplated hereunder; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Common Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 5.02 hereof; (v) the cost of preparing the Common Shares; (vi)

the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Common Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Markets and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Common Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for BNYCMI), and (ix) all other costs and expenses of the Company incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in Section 2.04, the third sentence of this Section 11.02 and Article VIII hereof, the Company shall only be required to pay or cause to be paid the fees, disbursements and expenses of counsel for BNYCMI in an amount not to exceed $100,000 in the aggregate.  In addition, during the term of this Agreement, the Company shall pay BNYCMI’s counsel $25,000 per fiscal year for its quarterly due diligence review, which amount shall be payable within 90 days after the date hereof, in the case of the fiscal year ending December 31, 2008, and within 90 days after the beginning of each fiscal year thereafter.

Section 11.03    Notices.  All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to: Diana Shipping Inc., Pendelis 16, 175 64, Palaio Faliro, Athens, Greece, Attention: Mr. Simeon Palios, Facsimile No.: +30 (210) 947-0101; (ii) if to the Selling Shareholders to: Corozal Compania Naviera S.A. c/o Diana Shipping Services S.A., Pendelis 16, 175 64, Palaio Faliro, Athens, Greece, Attention: Mr. Simeon Palios, Facsimile No.: +30 (210) 947-0101, or Ironwood Trading Corp., c/o Diana Shipping Services S.A., Pendelis 16, 175 64, Palaio Faliro, Athens, Greece, Attention: Mr. Simeon Palios, Facsimile No.: +30 (210) 947-0101, in each case with a copy (which shall not constitute notice) to Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, Attention: Gary J. Wolfe, Esq., Facsimile No.: 212-480-8421; and (iii) if to BNYCMI, BNY Capital Markets, Inc., One Wall Street, 17th Floor, New York, NY 10286, Attention: Daniel C. de Menocal, Jr., Facsimile No.: 212-635-6536, with a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017-3954, Attention: Gary Sellers, Esq., Facsimile No.: 212-455-2502. Except as set forth in Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 11.04    Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 11.05    Amendment and Waiver.  This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 11.06    No Assignment; No Third Party Beneficiaries.  This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company, the Selling Shareholders or BNYCMI. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VIII, the controlling persons, officers, directors, employees and agents referred to in Article VIII. This Agreement is not intended to confer any rights or benefits on any Person other than as set forth in Article VIII or elsewhere in this Agreement.

Section 11.07    Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 11.08    Further Assurances.  Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 11.09     Titles and Headings.  Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 11.10    Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company and the Selling Shareholders agree to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.  The Company and the Selling Shareholders hereby irrevocably designate Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004 as agent upon whom process against each of them may be served.

Section 11.11    Waiver of Jury Trial.  The Company, the Selling Shareholders and BNYCMI each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

Section 11.12    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

Section 11.13    Adjustments for Stock Splits, etc.  The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 11.14    No fiduciary duty.  The Company and the Selling Shareholders acknowledge and agree that BNYCMI is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person and will not claim that BNYCMI is acting in such capacity in connection with the offering of the Common Shares contemplated hereby.  Additionally, BNYCMI is not advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Common Shares contemplated hereby.  The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and BNYCMI shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto.  Any review by BNYCMI of the Company, the Selling Shareholders, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of BNYCMI and shall not be on behalf of the Company or the Selling Shareholders.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

DIANA SHIPPING INC.

BY:	/s/ SIMEON PALIOS
NAME:	SIMEON PALIOS
TITLE:	DIRECTOR, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD

COROZAL COMPANIA NAVIERA S.A.

BY:	/s/ SIMEON PALIOS
NAME:	SIMEON PALIOS
TITLE:	DIRECTOR AND PRESIDENT

IRONWOOD TRADING CORP.

BY:	/s/ SIMEON PALIOS
NAME:	SIMEON PALIOS
TITLE:	DIRECTOR AND PRESIDENT

BNY CAPITAL MARKETS, INC.

BY:	/s/ DANIEL C. DE MENOCAL, JR
NAME:	DANIEL C. DE MENOCAL, JR
TITLE:	MANAGING DIRECTOR

EXHIBIT A

ISSUANCE NOTICE

[Date]

BNY Capital Markets, Inc.
One Wall Street, 17th Floor
New York, New York 10286

Attn: Daniel C. de Menocal, Jr.

Reference is made to the Sales Agency Financing Agreement between Diana Shipping Inc. (the “Company”), Corozal Compania Naviera S.A., Ironwood Trading Corp. (collectively, the “Selling Shareholders”) and BNY Capital Markets, Inc. dated as of [_________], 2008.  The [Company] [and the] [Selling Shareholder[s]] confirm[s] that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.03(b)):

Number of Trading Days in Selling Period:

First Date of Selling Period:

Last Date of Selling Period:

Settlement Date(s):

Issuance Amount:	$

Floor Price Limitation (Adjustable by [Company] [and] [Selling Shareholder[s]] during the Selling Period, and in no event less than $1.00 per share without the prior written consent of BNYCMI, which consent may be withheld in BNYCMI’s sole discretion): $ _________ per share

Comments:

[DIANA SHIPPING INC.]
[SELLING SHAREHOLDER]

BY:
NAME:
TITLE:	[CHIEF EXECUTIVEOFFICER OR CHIEF FINANCIAL OFFICER]

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EXHIBIT B

Form of Opinion of Seward & Kissel LLP, United States Counsel for the Company

1.
Bulk Carriers (USA) LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus.

2.	Bulk Carriers (USA) LLC is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3.	All of the limited liability company interests of Bulk Carriers (USA) LLC have been duly and validly issued and are owned directly or indirectly by the Company free and clear of all liens.

4.	The Sales Agency Financing Agreement has been duly and validly authorized, executed and delivered by the Company.

5.
The issuance and sale of the Common Shares, the compliance by the Company with all of the provisions of the Sales Agency Financing Agreement and the consummation of the transactions contemplated thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company or any Material Subsidiary is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the by-laws of the Company or any Material Subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Material Subsidiary or any of their properties.

6.
No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Sales Agency Financing Agreement or in connection with the issuance and sale of the Common Shares thereunder, except (i) such as have been obtained under the Securities Act, and  or (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws, as the case may be,  and except in any case where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect.

7.
Except as set forth in the Prospectus, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company (except pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans) and there are no outstanding securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares as described in the Sales Agency Financing Agreement.

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8.
Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

9.
The Registration Statement has become effective under the Securities Act, and such counsel is not aware that any stop order suspending the effectiveness thereof has been issued or that any proceedings for that purpose have been instituted or are pending or threatened by the Commission under the Securities Act.

10.
The Registration Statement, as of the Effective Date, the Prospectus, as of the date it was filed with the Commission, and the documents incorporated by reference in the Prospectus, on the respective dates they were filed with the Commission complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

11.
The Company is not, and after giving effect to the offering and sale of the Common Shares and the application of the proceeds therefrom, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

12.
The Company is not, and after giving effect to the offering and sale of the Common Shares and the application of the proceeds therefrom, will not be, a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended.

13.
The Company has, pursuant to the Sales Agency Financing Agreement, validly and irrevocably (a) submitted to the personal jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York in any suit, action, or other proceeding arising out of the Sales Agency Financing Agreement or any of the agreements or transactions contemplated by the Sales Agency Financing Agreement, (b) agreed that all claims in respect of any such proceeding may be heard and determined in any such court, (c) waived, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agreed not to commence any such proceeding other than in such courts, (e) waived, to the fullest extent permitted by law, any claim that any such proceeding is brought in an inconvenient forum and (f) appointed Seward & Kissel LLP as its authorized agent for the purpose described in the Sales Agency Financing Agreement. Service of process affected on such agent in the manner set forth in the Sales Agency Financing Agreement will be effective to confer valid personal jurisdiction over the Company in such Proceedings.

Based on such counsel’s examination of the Registration Statement, the Prospectus and the Incorporated Documents, such counsel’s investigations made in connection with the preparation of the Registration Statement and the Prospectus and such counsel’s participation in the conferences with officers and representatives of the Company and representatives of the Company’s independent accountants, nothing has come to such counsel’s attention that would lead such counsel to believe that (i) the Registration Statement, at the Effective Date and as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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EXHIBIT C

Form of Opinion of Seward & Kissel LLP, Marshall Islands Counsel for the Company

1.
The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Sales Agency Financing Agreement.

2.
Each of Ailuk Shipping Company Inc., Bikini Shipping Company Inc., Eniwetok Shipping Company Inc., Jaluit Shipping Company Inc., Kili Shipping Company Inc., Knox Shipping Company Inc., Lib Shipping Company Inc., Majuro Shipping Company Inc. and Taka Shipping Company Inc., (each, a “Marshall Islands Material Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus.

3.
The Company and each Marshall Islands Material Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

4.
All of the issued shares of capital stock of the Marshall Islands Material Subsidiaries have been duly and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens.

5.
The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of Sales Agency Financing Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions to be performed by it contemplated by, Sales Agency Financing Agreement.  The Sales Agency Financing Agreement has been duly and validly authorized, executed and delivered by the Company.

6.
The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

7.
The Common Shares have been duly and validly authorized by all necessary corporate action on the part of the Company. When issued against payment therefor as provided in the Sales Agency Financing Agreement, the Common Shares will be validly issued, fully paid and non-assessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever.

8.	The capital stock of the Company, including the Common Shares, conforms to the description contained in the Registration Statement.

9.
The agreement of the Company to the choice of law provisions set forth in Section 9.10 of the Sales Agency Financing Agreement will be recognized by the courts of the Marshall Islands; the Company can sue and be sued in its own name under the laws of the Marshall Islands; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the

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Company of any objection to the venue of a proceeding of a New York Court, the appointment by the Company of Seward & Kissel LLP as its agent for service of process and the agreement of the Company that the Sales Agency Financing Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 9.10 of the Underwriting Agreement will be effective, insofar as the laws of the Marshall Islands are concerned, to confer valid personal jurisdiction over the Company.

10.
A final non-appealable judgment against the Company entered by a court in any United States or foreign jurisdiction in any suit, action or proceeding would be enforceable in the courts of the Republic of the Marshall Islands; without a retrial of the merits of the mater, provided that (i) the judgment was for a sum of money and was final in the jurisdiction granting the judgment, (ii) the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment did not offend principles of the Republic of the Marshall Islands as to due process, propriety or public order and (iii) the defendant was actually present in person or by a duly appointed representative and the judgment did not constitute in effect a default judgment.

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EXHIBIT D

Form of Opinion of Galino, Arias & Lopez, Panamanian Counsel for the Company

1.
Each of Husky Trading, S.A., Buenos Aires Compania Armadora S.A., Cerada International S.A., Changame Compania Armadora S.A., Chorrera Compania Armadora S.A., Cypres Enterprises Corp., Darien Compania Armadora S.A., Diana Shipping Services S.A., Eaton Marine S.A., Panama Compania Armadora S.A., Skyvan Shipping Company S.A., Texford Maritime S.A., Urbina Bay Trading, S.A. and Vesta Commercial, S.A. (each, a “Panamanian Material Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of Panama, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus.

2.	Each Panamanian Material Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3.
All of the issued shares of capital stock of the Panamanian Material Subsidiaries have been duly and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens.

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EXHIBIT E

Form of Opinion of Chrysses Demetriades & Co. Law Office, Cypriot Counsel for the Company

1.
Each of Marfort Navigation Company Limited and Silver Chandra Shipping Company Limited (each, a “Cyprus Material Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Cyprus, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus.

2.
All of the issued shares of capital stock of the Cyprus Material Subsidiaries have been duly and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens.

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EXHIBIT F

Form of Opinion of Galino, Arias & Lopez, Panamanian Counsel for Corozal Compania Naviera, S.A. , as a Selling Shareholders and Seward & Kissel, LLP, Liberian Counsel for Ironwood Trading Corp., as a Selling Shareholder

1.
The Selling Shareholder has been duly organized or formed and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation with full power and corporate and all other necessary authority to own its properties and conduct its business.

2.
The Selling Shareholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws), to enter into the Agreement and to sell, assign, transfer and deliver the Common Shares to be sold by such Selling Shareholder in the manner provided in the Agreement.

3.
To the best of such counsel’s knowledge, after due inquiry, the Selling Shareholder is the holder of record and has good and valid title to the certificates for the Common Shares to be sold by such Selling Shareholder, and upon delivery thereof pursuant to the Agreement and payment therefor, good and clear title will pass to the purchaser thereof, free and clear of all liens.  The Selling Shareholder has the legal right and power, and all authorizations and approvals required under its charter and by-laws, partnership agreement, limited liability company agreement, trust agreement or other organizational documents, as the case may be, to enter into the Agreement and to sell, transfer and deliver all of the Common Shares which may sold by such Selling Shareholder under the Agreement and to comply with its other obligations under the Agreement.

4.	The Agreement has been duly and validly authorized, executed and delivered by the Selling Shareholder.

5.
The execution, delivery and performance of the Agreement by the Selling Shareholder, compliance by the Selling Shareholder with all the provisions hereof and thereof and consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement, indenture or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or property of the Selling Shareholder is bound, will not contravene or conflict with, result in a breach or violation of, or constitute a default under, the charter, bylaws, certificate of formation, partnership agreement, limited liability agreement, trust agreement or other organizational documents, as the case may be, of such Selling Shareholder violate, contravene or conflict with any provision of applicable law or regulation, statute, administrative regulation or ruling, and will not or violate, result in a breach of or constitute a default under the terms of any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound, or any judgment, order or decree applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator applicable to such Selling Shareholder or property of such Selling Shareholder.

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SCHEDULE 1

BNYCMI

Daniel C. de Menocal, Jr.

Telephone:	(212) 635-7784
Facsimile:	(212) 635-6536
Address:	One Wall Street, 17th Floor New York, New York 10286

DIANA SHIPPING INC. AND THE SELLING SHAREHOLDERS

Simeon Palios

Telephone:	+30 (210) 947-0100
Facsimile:	+30 (210) 947-0101
Address:	Pendelis 16 175 64 Palaio Faliro Athens, Greece

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